Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$34,429
Unrealized Gain (Loss) on Market Value of Futures	816,461
Dividend Income	372
Interest Income	253
Total Income (Loss)	$851,515

Expenses
General Partner Management Fees	$4,038
Professional Fees	5,268
Brokerage Commissions	135
Directors' Fees and insurance	64
NYMEX License Fee	80
Total Expenses	9,585
Expense Waiver	(4,739)
Net Expenses	$4,846
Net Income (Loss)	$846,669

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/20	$5,819,453
Net Income (Loss)	846,669

Net Asset Value End of Month	$6,666,122
Net Asset Value Per Share (750,000 Shares)	$8.89

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596